REFERENCE 23.0 ACCOUNTANT'S CONSENT

[LETTERHEAD of Letterhead of Kingery Crouse & Hohl P.A.]

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the prospectus constituting part of this Registration Statement on Form SB-2 of our report dated March 27, 2001, with respect to the financial statements of InnerSpace Corporation, as of and for the period March 10, 2000 (date of incorporation) to February 28, 2001 filed with the Securities and Exchange Commission.

/s/ KINGERY, CROUSE & HOHL, P.A.
Tampa, Florida
June 14, 2001